UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  May 10, 2010

AmeriChip International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33127	98-0339467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24700 Capital Blvd., Clinton Township, MI  48036
(Address of principal executive offices) (Zip Code)

(586) 783-4598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 6, 2010, Steve Holcomb was removed as a member of the Board of Directors by majority vote of the Board of Directors.

On May 6, 2010, Mr. Lance Posner was nominated to the Board of Directors, and his appointment affirmed by unanimous vote of the current Directors.  Mr. Posner was also appointed as President and CEO of the Company.

On May 6, 2010, the Board of Directors unanimously adopted a resolution, effective May 16, 2010, to effect a two hundred-for-one (200:1) reverse stock split of the Common Stock.

On May 6, 2010, the Board of Directors issued twenty-five million shares of Common Stock to Lance Posner.

On May 6, 2010, the Board of Directors resolved to accept the resignation of James C. Shelley and Francis Gaskins tendered their resignation as officers of the Company effective at 5:00 PST on May 7, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010	AmeriChip International, Inc.

	By:	/s/ Ryan West
Ryan West General Counsel

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